UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  _____________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) October 3, 2003

                         HMG/COURTLAND PROPERTIES, INC.
                (Exact Name of Registrant as Specified in Charter)





          Delaware                      1-7865                59-1914299
 (State or Other Jurisdiction     (Commission File          (IRS Employer
     of Incorporation)                  Number)           Identification No.)


              1870 S. Bayshore Drive, Coconut Grove, Florida 33133
               (Address of Principal Executive Offices) (Zip Code)



                                 (305) 854-6803
              (Registrant's Telephone Number, Including Area Code)


     -----------------------------------------------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)

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Item 4.       Changes in Registrant's Certifying Accountant.

          On October 3, 2003, the services of BDO Seidman LLP, the independent accounting firm that has rendered audit services to the Company since January 1, 1995, were terminated. The decision to change accountants was recommended and approved by the Audit Committee of the Board of Directors.

          BDO Seidman's report on the financial statements for the fiscal years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years ended December 31, 2002 and during the interim period ended September 30, 2003 and October 3, 2003, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of BDO Seidman, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

          The Company requested that BDO Seidman furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements made by the Company and, if not, stating the respects in which it does not agree. BDO Seidman's letter is being filed as an exhibit to this Report confirming its agreement with the Company.

          The Company has engaged the services of Berenfeld, Spritzer, Shechter & Sheer, 2237 N. Commerce Parkway, Suite 3, Weston, Florida 33326. The Berenfeld firm's services will begin on October 15, 2003.

          During the Company's two most recent fiscal years ended December 31, 2002 and during the interim period ended September 30, 2003, the Company did not have any consultations with Berenfeld concerning the Company's financial statements. Berenfeld has rendered tax, accounting and audit services to two affiliates of the Company, Transco Realty Trust and TGIF Texas, Inc. for the years ended December 31, 2001 and 2002.

                                    EXHIBITS

1. BDO Seidman letter, dated October 3, 2003.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  October 8, 2003                   HMG/COURTLAND PROPERTIES, INC.



                                         By: ________________________________
                                             Lawrence I. Rothstein
                                             President & Chief Financial Officer


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